Exhibit 99.1

AMSC Announces Preliminary Third

Quarter Fiscal 2014 Financial Results

Devens, MA – January 29, 2015 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today provided preliminary financial results for the third fiscal quarter ended December 31, 2014. AMSC expects its revenues will be approximately $21 million for the third quarter of fiscal 2014, which is above the Company’s previously guided range of $18 million to $20 million. The Company expects its net loss for the third quarter of fiscal 2014 to be between $6.5 million and $7.0 million, or $0.07 and $0.08 per share. Net loss includes a mark-to-market gain of approximately $2.3 million related to the revaluation of the Company’s outstanding warrant liability. The Company expects that its non-GAAP net loss for the third quarter of fiscal 2014 will be between $10.0 million and $10.5 million, or $0.11 and $0.12 per share. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results. The preliminary Q3 net loss and non-GAAP net loss are each favorable compared to the Company’s previous guidance of a net loss of less than $12.5 million and a non-GAAP net loss of less than $11.5 million.

The Company expects its cash, cash equivalents, and restricted cash at December 31, 2014 to be approximately $37.6 million.

“We expect both our top and bottom line results for the third fiscal quarter to be favorable compared to our previously provided guidance. As a result of anticipated sequential revenue growth in the fourth quarter, continued cost controls and an expected moderating of our cash burn, we believe we will have sufficient liquidity to fund our operations, including the arbitration award liability and our debt service requirements through December 31, 2015,” said Daniel P. McGahn, President and CEO, AMSC.

The preliminary, unaudited information provided above is based on the Company’s current estimate of results from operations for the third quarter of fiscal 2014 and remains subject to change based on the Company’s quarterly closing procedures including our execution of our internal controls over financial reporting, and the subsequent occurrence or identification of events prior to the formal issuance of the quarterly financial statements. The Company expects to report its final third quarter fiscal 2014 financial results on or about February 5, 2015.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy. Through its Windtec Solutions, AMSC enables manufacturers to launch best-in-class wind turbines quickly, effectively and profitably. Through its Gridtec Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC Pre-Announces Q3 FY2014	Page 2

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell@amsc.com

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy, are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about expectations regarding our third quarter 2014 financial results; our cash, cash equivalents and restricted cash as of December 31, 2014; our belief that our liquidity will be sufficient to fund our operations through December 31, 2015; the timing of our report of final third quarter 2014 financial results; and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: The fact that the preliminary statement of our financial results and cash, cash equivalents and short-term investments contained in this press release is subject to change pending the finalization of our quarterly closing procedures and the subsequent occurrence or identification of events prior to the formal issuance of our quarterly financial statements; We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our Term Loans include certain covenants and other events of default. Should we not comply with these covenants or incur an event of default, we may be required to repay our obligation in cash, which could have an adverse effect on our liquidity; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results from operations; If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may not realize all of the sales expected from our backlog of orders and contracts; Our financial condition may have an adverse effect on our customer and supplier relationships; Failure to successfully execute the consolidation of our Grid manufacturing operations or achieve expected savings could adversely impact our financial performance; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; We may not be able to launch operations at our newly leased manufacturing facility in Romania, and, if we are able to do so, we may have manufacturing quality issues, which would negatively affect our revenues and financial position; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; New regulations related to conflict-free minerals may force us to incur significant additional expenses; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; Many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial use of high temperature superconductor (HTS) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including China and India, and global conditions could negatively affect

AMSC Pre-Announces Q3 FY2014	Page 3

our operating results or limit our ability to expand our operations outside of these countries. Changes in China’s or India’s political, social, regulatory and economic environment may affect our financial performance; Our products face intense competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; We have been named as a party in various legal proceedings, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; Our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention.

These and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2014, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

RECONCILIATION OF PRELIMINARY GAAP NET LOSS TO PRELIMINARY

NON-GAAP NET LOSS

(In millions, except per share data)

	Three months ended December 31, 2014
	Low	High
Net loss	($6.5)	($7.0)
Restructuring and impairment charges	0.5	0.5
Stock-based compensation	1.5	1.5
Non-cash interest expense	0.1	0.1
Change in fair value of derivatives and warrants	(2.3)	(2.3)
Consumption of zero-cost inventory	(3.3)	(3.3)

Non-GAAP net loss	($10.0)	($10.5)

Non-GAAP net loss per share	($0.11)	($0.12)

Weighted average shares outstanding	87.6	87.6

AMSC Pre-Announces Q3 FY2014	Page 4

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; restructuring and impairment charges; consumption of zero cost-basis inventory; change in fair value of derivatives and warrants; non-cash interest expense; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.